UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009 (March 30, 2009)

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	20-4552341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15030 Avenue of Science

San Diego, California 92128

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2009, the Board of Directors (the “Board”) of Solera Holdings, Inc. elected Kenneth A. Viellieu to the Board effective April 1, 2009. Mr. Viellieu intends to serve on one or more of the Board’s standing committees, but his standing committee assignments have not been completed.

Mr. Viellieu, 51, has been in the investment banking industry for almost 25 years. Mr. Viellieu is currently a Managing Director and Head of the Chicago Office of Moelis & Company, an investment bank that provides advice on mergers and acquisitions, restructurings and other corporate finance matters and manages investment funds. Mr. Viellieu’s prior experience includes serving as Senior Managing Director and Head of Midwest Investment Banking at Bear Stearns, Managing Director and Head of the Chicago Office of Donaldson, Lufkin & Jenrette and an investment banker at Drexel Burnham Lambert. Mr. Viellieu holds a B.S. in Accounting from Indiana University Kelley School of Business and an M.B.A. from the University of Chicago Booth School of Business. Prior to his investment banking career, Mr. Viellieu practiced as a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON M. BRADY
Date: April 3, 2009	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary